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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.          )

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MagStar Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAGSTAR TECHNOLOGIES, INC.
410 Eleventh Avenue South
Hopkins, Minnesota 55343

May 20, 2002

Dear Shareholder:

        You are cordially invited to attend the 2002 Annual Meeting of Shareholders of MagStar Technologies, Inc. The meeting will be held on Thursday, June 20, 2002, at 3:00 p.m. local time at the offices of MagStar, 410 Eleventh Avenue South, Hopkins, Minnesota 55343. We suggest that you carefully read the enclosed Notice of Annual Meeting and Proxy Statement.

        We hope you will be able to attend the Annual Meeting. However, whether or not you plan to attend, we urge you to complete, sign, date and return the enclosed proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

                      Very truly yours,

                      /s/ J.L. Reissner

                      J.L. Reissner
                      CHIEF EXECUTIVE OFFICER

MAGSTAR TECHNOLOGIES, INC.
410 ELEVENTH AVENUE SOUTH
HOPKINS, MINNESOTA 55343

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 20, 2002

TO THE SHAREHOLDERS OF MAGSTAR TECHNOLOGIES, INC.:

        The Annual Meeting of Shareholders of MagStar Technologies, Inc. will be held on Thursday, June 20, 2002, at 3:00 p.m. local time at the offices of MagStar, 410 Eleventh Avenue South, Hopkins, Minnesota 55343, for the following purposes:

1.
To elect three directors to hold office until our next Annual Meeting of Shareholders or until their successors are elected and qualified.

2.
To ratify the appointment of Virchow, Krause & Company, LLP, certified public accountants, as MagStar's independent auditors for the year ending December 31, 2002.

3.
To transact such other business as may be properly brought before the Annual Meeting or any adjournments thereof.

        Only shareholders of record as shown on the books of MagStar at the close of business on May 13, 2002 will be entitled to vote at the Annual Meeting or any adjournments thereof.

                      By Order of the Board of Directors

                      /s/ J.L. Reissner

                      J.L. Reissner
                      SECRETARY

May 20, 2002

MAGSTAR TECHNOLOGIES, INC.
410 ELEVENTH AVENUE SOUTH
HOPKINS, MINNESOTA 55343
(952) 935-6921

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
JUNE 20, 2002

INTRODUCTION

        The 2002 Annual Meeting of Shareholders of MagStar Technologies, Inc. (the "Company") will be held on Thursday, June 20, 2002, at 3:00 p.m. local time at the offices of MagStar, 410 Eleventh Avenue South, Hopkins, Minnesota 55343, or at any adjournments thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Meeting.

        A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of shares entitled to vote, will be borne by MagStar. Directors, officers and employees of MagStar may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy material to the beneficial owners of shares entitled to vote. This Proxy Statement, the Proxy and the Notice of Meeting are being mailed to shareholders on or about May 20, 2002.

        Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by: (i) giving notice of such revocation to the Secretary of MagStar prior to the Annual Meeting, or by appearing at the Annual Meeting and giving written notice of revocation to the Secretary of MagStar prior to use of the proxy; (ii) filing a duly executed proxy bearing a later date with the Secretary of MagStar; or (iii) appearing at the Annual Meeting and voting in person. Proxies will be voted as specified by shareholders. Signed proxies on which no specification is made will be voted in favor of the nominees for director listed in this Proxy Statement and for the other proposals in the Notice of Annual Meeting.

VOTING OF SHARES

        Only holders of our Company Common Stock, par value $.1875 per share (the "Common Stock"), and Series A Convertible Preferred Stock, par value $.1875 per share (the "Series A Preferred Stock"), of record at the close of business on May 13, 2002 will be entitled to vote at the Annual Meeting. On May 13, 2002, MagStar had 8,740,173 outstanding shares of Common Stock and 1,000,000 outstanding shares of Series A Preferred Stock.

        Each holder of shares of our Common Stock is entitled to one vote for each share held, and each holder of shares of our Series A Preferred Stock is entitled to one vote for each share of Common Stock into which each such share of Series A Preferred Stock is convertible as of May 13, 2002. As of May 13, 2002, each share of Series A Preferred Stock was convertible into one share of Common Stock.

        The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and Series A Preferred Stock, on an as-if-converted to Common Stock basis, entitled to vote at the Annual Meeting is required for a quorum for the transaction of business at the Annual Meeting. Therefore, 4,870,087 shares (on an as-if-converted to Common Stock basis) must be present for the conduct of business at the Annual Meeting.

        In general, shares of Common Stock represented by a properly signed and returned Proxy Card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a broker non-vote on a matter (i.e., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote). Shares represented by a Proxy Card which includes any broker non-vote on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. Shares represented by a Proxy Card voted as abstaining on any of the other proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter and thus will be counted as votes against that matter.

PRINCIPAL SHAREHOLDERS AND BENEFICIAL
OWNERSHIP OF MANAGEMENT

        The following table sets forth information known to us with respect to the beneficial ownership of each class of our capital stock as of May 13, 2002 for (1) each person known by us to beneficially own more than 5% of any class of our voting securities, (2) each of our executive officers named in the Summary Compensation Table under the heading "Executive Compensation and Other Benefits," (3) each of our directors and (4) all of our executive officers and directors as a group. Except as otherwise indicated, we believe that each of the beneficial owners of our capital stock listed below, based on information provided by these owners, has sole investment and voting power with respect to its shares, subject to community property laws, where applicable.

					Common Stock and Common Stock Equivalents (1)
			Series A Preferred Stock			Percent of Total Voting Power (2)
	Common Stock
Name
	Number	Percent	Number	Percent
Perkins Capital Management 730 East Lake Street Wayzata, MN 55391-1769	931,565(3)	10.7%	0	—	931,565	9.6%
Activar, Inc. 7808 Creekridge Circle Suite 200 Minneapolis, MN 55439	2,187,500(4)	25.0%	625,000	62.5%	2,812,500	28.9%
R.F. McNamara 7808 Creekridge Circle Suite 200 Minneapolis, MN 55439	2,454,167(5)	27.2%	625,000	62.5%	3,079,167	31.6%
J.L. Reissner 7808 Creekridge Circle Suite 200 Minneapolis, MN 55439	3,079,167(6)	35.2%	875,000	87.5%	3,954,167	40.6%
Michael J. Tate 410 11th Avenue South Hopkins, MN 55343	833,403(7)	9.4%	125,000	12.5%	958,403	9.8%
Louis S. Matjasko 410 11th Avenue South Hopkins, MN 55343	50,001(8)	*	0	—	50,001	*
Brian A. Kempski 410 11th Avenue South Hopkins, MN 55343	111,668(9)	1.3%	0	0.0%	111,668	1.1%
All executive officers and directors as a group (5 persons)	4,340,906(10)	46.5%	1,000,000	100.0%	5,340,906	51.6%

*
less than 1%.

(1)
As of May 13, 2002, unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares.

(2)
Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

(3)
According to a Schedule 13G/A, dated January 25, 2002, as filed with the Securities and Exchange Commission, Perkins Capital Management, Inc. has sole voting power with respect to 85,834 of such shares, and sole dispositive power over all such shares. These shares include 50,000 shares of common stock that Mr. Perkins has the right to acquire within 60 days upon the exercise of a warrant.

(4)
Activar, Inc. has sole dispositive and voting power with respect to such shares.

(5)
Includes 16,667 shares of common stock that Mr. McNamara has the right to acquire within 60 days upon the exercise of options and 250,000 shares of common stock that Mr. McNamara has the right to acquire within 60 days upon the exercise of warrants. Mr. McNamara has shared dispositive power with respect to 2,187,500 of these shares and sole voting power over all such shares.

(6)
Includes 16,667 shares of common stock that Mr. Reissner has the right to acquire within 60 days upon the exercise of options. Mr. Reissner has shared dispositive power with respect to 2,812,500 shares and sole dispositive and voting power over 1,141,667 shares. Includes shares from footnote 4.

(7)
Includes 106,058 shares of common stock and 50,000 shares of common stock that Mr. Tate has the right to acquire within 60 days upon the exercise of options and warrants, respectively.

(8)
Consists of 50,001 shares of common stock that Mr. Matjasko has the right to acquire within 60 days upon the exercise of options.

(9)
Consists of 111,668 shares of common stock that Mr. Kempski has the right to acquire within 60 days upon the exercise of options.

(10)
Includes an aggregate of 301,061 shares of common stock and 300,000 shares of common stock that executive officers and directors have the right to acquire within 60 days upon the exercise of options and warrants, respectively.

ELECTION OF DIRECTORS
(Proposal No. 1)

Introduction

        MagStar's ByLaws provide that the Board of Directors shall consist of not less than three nor more than fifteen members, as determined from time to time by a 2/3 vote of the Board. The Board has set its size at three and has nominated the three persons listed below to serve as our directors for the specified term. Each director is elected annually for a term of one year or until his or her successor is elected, or until his or her earlier resignation, removal from office, death or incapacity.

Nomination

        The Board of Directors has nominated R.F. McNamara, J.L. Reissner and Michael J. Tate (the "Nominees") to serve as directors of MagStar and to hold such positions until their successors are elected at the 2003 annual meeting of our shareholders. All of the nominees for director are currently members of our Board. The Board recommends that each of the Nominees be elected to serve as a director of MagStar.

Activar Nominees

        On October 10, 2000, we completed a private financing (the "Financing") under a Securities Purchase Agreement dated October 10, 2000 (the "Securities Purchase Agreement") with Activar, Inc. ("Activar"), J.L. Reissner and Michael J. Tate (Activar, Reissner and Tate, collectively, the "Investors"). In connection with the Financing, certain of our existing shareholders (the "Control Group") executed the Voting Agreement that, among other provisions, requires the Control Group to vote all of their shares of MagStar capital stock (a) for the election of designees of Activar to our board of directors and (b) as directed by Activar on all matters which from time to time are presented for a vote of our shareholders. Acitvar's designees are Messrs. McNamara, Reissner and Tate. Unless you signed the Voting Agreement and are a member of the Control Group, you are not required to vote your shares at the Annual Meeting in any particular manner.

Information about each Director/Nominee

        The following table sets forth certain information, as of May 13, 2002, which has been furnished to us by each Director/Nominee.

Name		Age	Director Since
R.F. McNamara	Owner of Activar, Inc.	68	2000
J.L. Reissner	President of Activar, Inc.	61	2000
Michael J. Tate	Retired, former President, Chief Executive Officer and Chief Financial Officer of MagStar	62	1998

        R.F. McNamara has served as our Chairman of the Board and as one of our directors since October 2000. Since 1978, Mr. McNamara has been the owner of Activar, Inc., a company that operates as sixteen manufacturing divisions. Mr. McNamara is a director of various other companies including TCF Financial Corporation and Rimage Corporation, where he also serves on the Compensation Committee of the Board.

        J.L. Reissner was elected to be our Chief Executive Officer in September 2001 and has served as our Secretary and as one or our director since October 2000. He also served as our Chief Financial Officer from September 2001 to March 2002. Mr. Reissner has been President of Activar, Inc. since January 1996 and served as Chief Financial Officer of Activar from 1992 until becoming President. Mr. Reissner is a director of several other companies, including Rimage Corporation, where he also serves on the Compensation Committee of the Board.

        Michael J. Tate retired as our Chief Executive Officer, President and Chief Financial Officer in September 2001. He has been one of our directors since April 1998. Previously, he served as Vice President/Chief Operating Officer of Minnesota Valley Engineering from August 1996 until joining us in 1998. Prior to 1996, Mr. Tate held other positions at Minnesota Valley Engineering, including Vice President/General Manager Industrial Business Unit from March 1993 to August 1996 and Vice President Finance/Treasurer from September 1989 to March 1993.

Information about the Board and its Committees

        Standing committees of the Board of Directors include the Audit Committee, the Compensation and Benefits Committee and the Nominating Committee.

        The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities relating to the accounting, auditing, operating and reporting practices of MagStar. The Audit Committee reviews our annual financial statements, the selection and work of our independent accountants and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee is not required to have a written charter and we have not yet chosen to adopt such a charter. The members of the Audit Committee are Messrs. Reissner and Tate. Because Mr. Reissner is an executive officer and principal shareholder of MagStar and Mr. Tate has been an executive officer of MagStar within the past two years, the members of the Audit Committee would not be considered independent under generally applicable definitions of that term. The Audit Committee did not meet in 2001.

        The Compensation and Benefits Committee reviews general programs of compensation and benefits for all our employees, reviews salary levels, bonuses and other forms of compensation paid to our officers, makes recommendations to the Board concerning such compensation and administers our stock-based employee benefit plans. The members of the Compensation and Benefits Committee are Messrs. McNamara, Reissner and Tate. The Compensation and Benefits Committee did not meet in 2001.

        The Nominating Committee identifies, evaluates and nominates persons for election to the Board and makes recommendations to the Board with respect to such persons. The Nominating Committee will consider nominees recommended by shareholders if submitted in writing to our Secretary at our principal office address specified at the beginning of the first page of this Proxy Statement. All directors who are not MagStar employees are members of the Nominating Committee. Accordingly, the current members of this Committee are Messrs. McNamara, Reissner and Tate. The Nominating Committee did not meet in 2001.

        Our Board of Directors met in formal meetings five times during 2001 and took action pursuant to unanimous written consent resolutions five times during 2001. All of the Directors attended 100% of the meetings of our Board of Directors in 2001.

Director Compensation

        Our directors received no compensation for serving as directors or for meetings attended in 2001.

Audit Committee Report

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate this proxy statement or future filings with the Securities Exchange Commission (the "SEC"), in whole or in part, the following report will not be deemed to be incorporated by reference into any such filing.

Review of Magstar's Audited Financial Statements for the Fiscal Year Ended December 31, 2001

        The members of our Audit Committee at separate meetings reviewed and discussed MagStar's audited financial statements for the fiscal year ended December 31, 2001 with MagStar's management. The members of the Audit Committee also discussed with Virchow, Krause & Company, LLP, MagStar's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received the written disclosures and the letter from Virchow, Krause & Company, LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the members of the Audit Committee have discussed the independence of Virchow, Krause & Company, LLP with them.

        Based on the review and discussions noted above, the members of the Audit Committee recommended to our Board of Directors that MagStar's audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 for filing with the SEC.

                      Audit Committee
                      J.L. Reissner
                      M.J. Tate

EXECUTIVE COMPENSATION AND OTHER BENEFITS

        The following table provides summary information concerning cash and non-cash compensation paid to or earned by our Chief Executive Officer and our executive officers who received or earned cash and non-cash salary and bonus of more than $100,000 for the fiscal year ended December 31, 2001.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)		Securities Underlying Options (#)	All Other Compensation ($)
Michael J. Tate (1) Former President, Chief Executive Officer and Chief Financial Officer	2001 2000 1999	$ $ $	126,805 153,856 146,153	0 0 50,000	0 0 0
J. L. Reissner (2) Chief Executive Officer and Chief Financial Officer	2001 2000		0 0	0 0	0 0
Louis S. Matjasko (3) President and Chief Operating Officer	2001		$131,318	50,000	0
Brian A. Kempski Vice President, Marketing and Sales	2001 2000 1999	$ $ $	124,527 116,708 97,203	50,000 0 75,000	0 0 0

(1)
Mr. Tate retired in September 2001.

(2)
Mr. Reissner became Chief Executive Officer and Chief Financial Officer in September 2001.

(3)
Mr. Matjasko became President and Chief Operating Officer in September 2001.

Option Grants and Exercises

        The following tables summarize option grants and exercises during the fiscal year ended December 31, 2001 to or by each of the executive officers named in the Summary Compensation Table above, and the potential realizable value of the options held by such executive officers at December 31, 2001.

Option Grants During Fiscal Year Ended December 31, 2001

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date
Michael J. Tate (1)	0	—	—	—
J. L. Reissner	0	—	—	—
Louis S. Matjasko	50,000(2)	18.1%	$0.50	1/26/11
Brian A. Kempski	50,000(2)	18.1%	$0.50	1/26/11

(1)
At the time of Mr. Tate's retirement in September 2001, the Company and Mr. Tate entered into an Option Amendment Agreement which provided for the immediate vesting (to the extent not previously vested) and extension of exercisability to September 30, 2006 of options originally granted to Mr. Tate in April 1998 for 50,000 shares at $0.88 per share, in October 1998 for 6,058 shares at $0.8281 per share and in July 1999 for 50,000 shares at $0.50 per share.

(2)
These options become exercisable in three equal annual installments commencing on January 26, 2001.

Option Exercises During Fiscal Year Ended December 31, 2001
and Fiscal Year End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at FY-end (#) Exercisable/ Unexercisable	Value of Unexercised in-the-Money Options at FY-end ($) Exercisable/ Unexercisable (1)
Michael J. Tate	0	0	106,058 / 0	— / —
J. L. Reissner	0	0	0 / 0	— / —
Louis S. Matjasko	0	0	16,667 / 33,333	— / —
Brian A. Kempski	0	0	91,667 / 33,333	— / —

(1)
Values called for are based on the difference between the fair market value of one share of our common stock on December 31, 2001 and the exercise prices of the respective options. Options are "in-the-money" if the market price for the shares exceeds the option exercise price. The last reported sale of shares of our common stock on the OTC Bulletin Board on December 31, 2001 date was at $0.10 per share. The exercise prices of the respective options ranged from $0.25 to $5.1875 per share. Accordingly, no options were in-the-money.

Change in Control Arrangements

        Under our 2001 Stock Option Plan (the "Plan"), in the event a "change in control" of MagStar occurs, then, if approved by our Board of Directors or Committee of the Board which administers the Plan, all outstanding Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such Options have been granted remains in the employ or service of MagStar or any subsidiary. In addition, the Board or Committee, without the consent of any affected participant, may determine that some or all participants holding outstanding Options will receive cash in an amount equal to the excess of the fair market value immediately prior to the effective date of such change in control over the exercise price per share of the Options.

        To the extent that such acceleration of the vesting of the Options would constitute a "parachute payment" (as defined in the Internal Revenue Code of 1986, as amended (the "Code")), then, pursuant to the Plan, such acceleration will be modified to such extent that the participant will not be subject to the excise tax imposed by Section 4999 of the Code.

        For purposes of the Plan, a "change in control" of MagStar will be deemed to have occurred upon, among other things, (i) the sale, lease, exchange or other transfer of substantially all of the assets of MagStar to an entity that is not controlled by MagStar, (ii) the approval by the shareholders of MagStar of any plan or proposal for the liquidation or dissolution of MagStar; (iii) any person, other than a Grandfathered Shareholder, as such term is defined in the Plan, becoming the beneficial owner of 20% or more of the combined voting power of MagStar's outstanding securities without the prior approval of the then current Board; (iv) any person becoming the beneficial owner of 50% or more of the combined voting power of MagStar's outstanding securities; (v) a merger or consolidation to which MagStar is a party if, after such merger or consolidation, MagStar's shareholders do not beneficially own more than 50% of the combined voting power of the surviving corporation's outstanding voting securities; or (vi) a change in the composition of the Board such that the individuals who constitute the Board on the effective date of the Plan cease for any reason to constitute at least a majority of the Board (with exceptions for individuals who are nominated or otherwise approved by the current Board) or such that the change would be required to be reported under the Securities Exchange Act of 1934, as amended.

Certain Relationships and Related Transactions

        Michael J. Tate, our former President, Chief Executive Officer and Chief Financial Officer, and who continues as one of our Directors, received 100,000 shares of restricted stock in lieu of $50,000 in salary compensation under a one year agreement that ended May 31, 2000.

        On October 10, 2000, we completed a private financing (the "Financing") pursuant to the terms of a Securities Purchase Agreement dated October 10, 2000 (the "Securities Purchase Agreement") by and among the Company, Activar, Inc., J.L. Reissner and M.J. Tate (Activar, Reissner and Tate, collectively the "Investors"). In the Financing, we sold an aggregate of 3,500,000 shares of our Common Stock and an aggregate of 1,000,000 shares of our Series A Stock, all at a purchase price of $.1777778 per share, for an aggregate purchase price of $800,000. Of the $800,000 total, Activar and Mr. Reissner purchased $700,000 and Mr. Tate purchased $100,000. In connection with the Financing, certain of our existing shareholders (the "Control Group") executed a Voting Agreement that, among other provisions, requires the Control Group to vote all of their shares of our capital stock (a) for the election of designees of Activar to our board of directors and (b) as directed by Activar on all matters which from time to time are presented for a vote of our shareholders. Acitvar's designees are Messrs. McNamara, Reissner and Tate.

        In December 2000, we acquired certain of the assets of Magstar Technologies, Inc. ("MTI"). To fund the purchase, we issued to Activar a three-year 8% promissory note in the principal amount of $363,587. Activar, one of our shareholders, is also an MTI shareholder. Each of Messrs. Reissner and McNamara is a director and officer of Activar, Magstar and MTI. We believe that the terms and conditions of the promissory note given to Activar, as well as the Asset Purchase Agreement between us and MTI, are substantially the same as the terms and conditions on which we could have obtained similar assets from an unaffiliated third party.

        On February 23, 2001, we acquired certain assets of Quickdraw Conveyor Systems, Inc. To fund the purchase, we borrowed $150,000 from Activar, one of our shareholders, pursuant to a promissory note that is due on demand and bears interest at 10%. Mr. McNamara and Mr. Reissner are directors and officers of Activar, as well as directors and officers of MagStar. We believe that the terms and conditions of the promissory note given to Activar are substantially the same as the terms and conditions on which we could have obtained credit from an unaffiliated third party.

        On March 21, 2001, we entered into two Master Equipment Lease Agreement with Activar Properties, Inc. dba Pinkerton Agency ("API"), an affiliate of Activar, Inc. Under these agreements, we have leased two sets of equipment from API for terms of 61 months and 25 months, respectively, for monthly payments of $30,279 and $17,399, respectively. API, in turn, assigned its rights under these leases to U.S. Bank National Association. Mr. Reissner is the President of API, as well as a director and officer of MagStar. We believe that the terms and conditions of these agreements are substantially the same as the terms and conditions on which we could have leased similar equipment from an unaffiliated third party. Proceeds from the sale were used to pay off a promissory note in the principal amount of $1,027,000 plus accrued interest due under our bank credit agreement with U.S. Bank National Association and to pay off $540,034 owed to Activar, Inc. for equipment purchases.

        Throughout 2001, we borrowed monies from Activar, Inc. to fund operations. These loans are supported by promissory notes that are due on demand and bear interest at 10%. We believe that the terms and conditions of the promissory notes given to Activar are at least as favorable as the terms and conditions on which we could have obtained credit from an unaffiliated third party.

        On January 21, 2002, we borrowed $500,000 from R.F. McNamara, our Chairman and one of our directors and major shareholders, on a term note that bears interest at 12%. Interest is payable monthly, with the principal balance due and payable on January 10, 2005. Mr. McNamara received warrants for the purchase of 250,000 shares of our Common Stock and received a mortgage on our real property. Proceeds from this note were used to pay off $400,000 in debentures which we had issued in 1998 and 1999 and accrued interest thereon.

Vote Required

        Proxies can only be voted for the number of persons named as nominees in this Proxy Statement. Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of a nominee requires the affirmative vote of a majority of the shares of Common

Stock and Series A Preferred Stock, on an as-if-converted to Common Stock basis, voting in person or by proxy for directors at the Annual Meeting, voting together as a single class. Under the Voting Agreement, members of the Control Group are required to vote for the nominees designated by Activar.

Board of Directors Recommendation

        The Board recommends a vote FOR the election of R.F. McNamara, J.L. Reissner and Michael J. Tate. In the absence of other instructions, the proxies will be voted FOR those nominees. While the Board has no reason to believe that any of the named nominees will not be available to serve as a director, should such a situation arise prior to the Annual Meeting, the proxies that would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board. Alternatively, the proxies may, at the Board's discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
(Proposal No. 2)

Proposal

        The Board of Directors has appointed Virchow, Krause & Company, LLP ("Virchow"), independent certified public accountants, as our auditors for the year ending December 31, 2002. Virchow has acted as auditors for the Company since their appointment took effect on January 17, 2001. If the shareholders do not ratify the appointment of Virchow, another firm of independent auditors may be considered by the Board of Directors. Representatives of Virchow will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Change in Certifying Accountant

        On January 16, 2001, we dismissed PricewaterhouseCoopers LLP ("PWC") which had previously served as our independent accountants. The reports of PWC on our financial statements for 1999 and 1998 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the 1999 report contained an emphasis of matter paragraph regarding the troubled financial condition of MagStar and the 1998 report was modified to express substantial doubt as to our ability to continue as a going concern. Our Audit Committee and Board of Directors participated in and approved the decision to change independent accountants on January 15, 2001. In connection with its audits for the 1999 and 1998 fiscal years and through January 16, 2001, there were no disagreements between us and PWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to such disagreements in their reports on the financial statements for such years. During the 1999 and 1998 fiscal years and through January 16, 2001, there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission. In a letter dated January 22, 2001, PWC confirmed that it agreed with the foregoing statements.

        On January 17, 2001 we engaged Virchow as our new independent accountants. Such engagement was approved by our Audit Committee and Board of Directors on January 15, 2001. In 2001 and 2000 and since January 1, 2002 we have not consulted with Virchow regarding either the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered our financial statements, and no written or oral advice was provided to us by Virchow that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue or any matter that was either the subject of a "disagreement," as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or was a "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Principal Accounting Fees

        Aggregate audit fees of $26,000 were billed to MagStar for the fiscal year ended December 31, 2001 by Virchow.

Financial Information Systems Design and Implementation Fees

        Virchow did not render any services to us in 2001 with respect to financial information systems design and implementation.

All Other Fees

        Virchow's fees for all other services rendered to us during 2001 were $4,000 which were for various services in connection with our SEC filings. The audit committee has considered whether the provision of these services is compatible with maintaining Virchow's independence.

Vote Required

        Approval of this proposal requires the affirmative vote of the holders of a majority of shares of Common Stock and Series A Preferred Stock (on an as-if-converted to Common Stock basis) present and entitled to vote in person or by proxy on this proposal at the Annual Meeting, and the affirmative vote of at least a majority of the minimum number of votes necessary for a quorum at the Annual Meeting.

Board of Directors Recommendation

        The Board recommends a vote FOR ratification of the appointment of Virchow as auditors of MagStar for the year ending December 31, 2002. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR the ratification of the appointment of Virchow.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The Exchange Act, requires our directors and executive officers, and persons who own more than 10% of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of MagStar. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% shareholders were met during 2001 except that Louis S. Matjasko, President of the Company, failed to make a required filing on Form 3 upon being appointed to such office.

PROPOSALS FOR THE NEXT ANNUAL MEETING

        Shareholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting of Shareholders must be received by us on or before January 1, 2003 and must satisfy the requirements of the proxy rules promulgated by the SEC.

        A shareholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must notify us by March 16, 2003. If a shareholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by us for the next Annual Meeting will have discretionary authority to vote on the proposal.

OTHER BUSINESS

        We know of no business which will be presented for consideration at the Annual Meeting other than that described in this Proxy Statement. As to other business, if any, that may properly come before the Annual Meeting, it is intended that proxies solicited by the Board will be voted in accordance with the judgment of the person or persons voting the proxies.

ANNUAL REPORT ON FORM 10-KSB

        WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 TO EACH PERSON WHO IS A MAGSTAR SHAREHOLDER AS OF MAY 13, 2002, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO MAGSTAR TECHNOLOGIES, INC., 410 11TH AVENUE SOUTH, HOPKINS, MINNESOTA 55343, ATTENTION: SECRETARY J.L. REISSNER.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      /s/ J.L. Reissner

                      J.L. Reissner
                      Secretary

Minneapolis, Minnesota
May 20, 2002

MAGSTAR TECHNOLOGIES, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints R.F. MCNAMARA and J.L. REISSNER, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of MagStar Technologies, Inc. held of record by the undersigned on May 13, 2002, at the Annual Meeting of Shareholders to be held on June 20, 2002, and at any adjournments thereof.

(PLEASE VOTE AND SIGN ON THE OTHER SIDE)

1.    ELECTION OF DIRECTORS

☐	FOR all nominees listed below (EXCEPT AS MARKED TO THE CONTRARY BELOW)	☐	WITHHOLD all nominees listed below
Nominees: R.F. McNamara	J.L. Reissner	Michael J. Tate

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

2.    PROPOSAL TO RATIFY THE SELECTION OF VIRCHOW, KRAUSE & COMPANY, LLP AS INDEPENDENT AUDITORS OF MAGSTAR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE AND FOR PROPOSAL 2.

  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
  USING THE ENCLOSED ENVELOPE

Signature	Date: , 2002	If held jointly	Date: , 2002

NOTE:	Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 20, 2002
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS JUNE 20, 2002
VOTING OF SHARES
PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT
ELECTION OF DIRECTORS (Proposal No. 1)
EXECUTIVE COMPENSATION AND OTHER BENEFITS
Summary Compensation Table
Option Grants During Fiscal Year Ended December 31, 2001
Option Exercises During Fiscal Year Ended December 31, 2001 and Fiscal Year End Option Values
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (Proposal No. 2)
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS FOR THE NEXT ANNUAL MEETING
OTHER BUSINESS
ANNUAL REPORT ON FORM 10-KSB